EXHIBIT 99.1

Investor Relations Contact: Steve Belgrad, 303-394-7706	July 22, 2004

Media Contacts:
Blair Johnson, 720-210-1439
Shelley Peterson, 303-316-5625

JANUS ANNOUNCES SECOND QUARTER 2004 RESULTS

Investment Performance Continues to Improve, Balance Sheet Significantly Stronger

Firm Reports Quarterly Earnings of $0.56 per Diluted Share,

$0.17 per Diluted Share on an Adjusted Basis

DENVER - Janus Capital Group Inc. (NYSE: JNS) today reported second quarter net income of $130.2 million, or $0.56 per diluted share, compared with net income of $47.5 million, or $0.21 per diluted share, in the same quarter in 2003. This year’s second quarter results include a pretax gain of $228.0 million on the sale of Janus’ remaining 9% stake in DST Systems, Inc. (DST), and pretax charges related to Janus’ debt restructuring ($55.5 million), the mutual fund investigation ($6.0 million) and severance ($21.6 million).

To provide a more comparable basis for evaluating Janus’ operating results and financial performance over time, Janus management analyzes historical results after adjusting for certain items that are not ongoing or are non-operational in nature. The company believes that excluding these items is useful to both management and investors. (Please see reconciliation of such items on pages 7 through 9 of this release.) Excluding the previously mentioned items, second quarter 2004 adjusted net income totaled $40.5 million, or $0.17 per diluted share, compared with adjusted net income of $50.5 million, or $0.22 per diluted share, in the second quarter of 2003. Included in the second quarter 2003 earnings of $0.22 per diluted share is $0.05 per diluted share of equity earnings from DST.

Janus’ investment management business reported second quarter 2004 operating income and margins of $51.8 million and 22.0%, respectively. Excluding the previously mentioned charges, operating income and margins totaled $79.4 million and 33.8%, respectively, during the second quarter 2004 compared with $76.9 million and 31.3% in the second quarter 2003.

CEO’s Perspective

Janus Chairman and CEO Steve Scheid said the company made good strategic progress during the second quarter by improving fund performance, strengthening its balance sheet and streamlining its business model. He also noted that Janus continues to pursue final approval of the agreements in principle reached with regulators and that, effective July 1, the company implemented certain management fee cuts required by some of the regulators. Now that Janus has divested its non-strategic assets, reduced its debt and almost concluded the regulatory matters, Scheid said the firm can focus exclusively on its core business.

“In everything we do, we’re putting investors first,” Scheid said. “That’s our litmus test — whether we’re introducing new products, deciding against reopening Janus Twenty Fund or making a personnel change to improve results.”

Scheid said he was encouraged by recent votes of confidence the firm received from Morningstar, which upgraded its outlook on Janus, and from Moody’s, which affirmed the company’s credit rating. As performance continues to improve, he said Janus is looking ahead.

“We’re investing for the future because we believe in Janus,” Scheid said. “We’re putting additional emphasis on building our institutional and broker-dealer businesses and offering new products to investors who work with financial advisers. We’re also investing in our brand by introducing a new ad campaign this fall.”

Scheid said the fee reductions implemented July 1 and the decline in assets through the end of the second quarter are likely to adversely affect future quarter results by approximately $0.03 per share (compared to second quarter adjusted earnings of $0.17 per diluted share). This scenario assumes that Janus’ assets remain consistent at their June 30, 2004 level of $135 billion, he said.

Recent Developments

Debt Restructuring

On April 26, 2004, Janus completed the exchange of approximately $465.1 million of senior notes (previously maturing in 2006 and 2009) for $527.4 million of 6.119% senior notes due 2014. On May 19, the company’s wholly owned subsidiary, Capital Group Partners, purchased $445.0 million of the New Senior Notes. This transaction, combined with the retirement of $84.0 million of Liquid Yield Option Notes on April 30, 2004, reduced Janus’ consolidated debt to $378.2 million at June 30 from $851.8 million at March 31, 2004. As a result of these transactions, Janus recorded a second quarter non-operating charge of approximately $55.5 million, or $0.14 per diluted share.

DST Systems, Inc.

On June 16, 2004, Janus sold its remaining 7.4 million shares of common stock of DST to an unrelated third party. Janus received proceeds of $336.2 million and recorded a gain of $228.0 million, or $0.60 per diluted share.

Investment Management Performance

Janus continued to deliver improved performance in the second quarter in its primary fund family, Janus Investment Funds. Based on total returns as of June 30, 2004, approximately 70% of those funds were in the top half of their Lipper categories on a 1-year basis and approximately 57% ranked in the first quartile. In addition, for the first time in 4 1/2 years, all seven of the company’s domestic growth funds — the core of Janus’ franchise — finished in Lipper’s top quartile on the same 1-year basis based on total returns. On a three-year basis, approximately 55% of the Janus Investment Funds ranked in the top half of their Lipper categories based on total returns as of June 30, 2004 - up from 33% as of June 30, 2003.

“I’m encouraged by the strong results we’ve delivered and confident that by investing in our business we can continue to improve performance,” said Janus President and Chief Investment Officer Gary Black. “In the months ahead, we plan to expand our research team and increase our company coverage from 1,000 stocks to 1,200.”

Black also said he’s optimistic that the recent appointment of Jason Yee as portfolio manager of Janus Worldwide Fund will help improve that fund’s performance. Yee’s top-performing Janus Global Opportunities Fund recently passed its three-year anniversary and earned an overall five-star rating from Morningstar out of 273 world stock funds based on risk-adjusted returns as of June 30, 2004. (The Overall Morningstar Rating™ for a fund is derived from a weighted average of the performance figures associated with its three-, five- and 10-year — if applicable — Morningstar Rating™ metrics.)

For the one-year period ended June 30, 2004, Janus Global Opportunities Fund outpaced its entire Lipper peer group, finishing 1st out of 320 global funds based on total returns. For the three-year period ended June 30, 2004, the fund beat 95% of its peers, ranking 11th out of 259 global funds based on total returns.

Investment Management Results — Second Quarter 2004 vs. Second Quarter 2003

Second quarter 2004 average assets under management were $138.6 billion, compared with $143.1 billion for the comparable 2003 quarter, a decrease of 3.1%. This decrease in average assets under management and shifts in product mix resulted in a 4.2% decrease in revenue, from $245.5 million to $235.2 million.

Significant changes in expenses from the second quarter of 2003 include the following:

•	Employee compensation and benefits increased $11.0 million during the current quarter. On an adjusted basis (see pages 7 through 9), employee compensation and benefits declined $7.2 million, primarily due to lower headcount and the final severance and retention bonuses paid in the second quarter of 2003 related to the Stilwell — Janus reorganization. Incentive compensation increased slightly in the current quarter due to improved relative fund performance.

•	Restricted stock compensation declined $1.7 million in the current quarter. On an adjusted basis, restricted stock compensation declined $5.1 million as a result of reduced amortization from the forfeiture of stock awards by former employees.

•	Marketing and fulfillment increased primarily because of print and television advertising. The advertising-related increase of $4.5 million was offset by $2.2 million of lower institutional marketing and fulfillment charges in the current quarter.

•	Distribution expenses declined $4.5 million, or 12.5%, as average assets under management distributed through the third-party or adviser-assisted segment declined at a higher rate than total assets under management.

•	Depreciation and amortization decreased $4.5 million as past technology-related capital expenditures were fully depreciated during the second half of 2003.

•	General, administrative and occupancy increased $6.2 million. Approximately $2.0 million of the increase was due to cash payments for certain third-party products and services previously acquired with soft dollars. The remaining difference primarily relates to increased occupancy-related costs from the company’s new headquarters in Denver and the closure of a satellite office in Westport, Connecticut.

•	Interest expense decreased $3.0 million as a result of the debt restructuring discussed earlier.

Investment Management Results — Six Months Ended June 30, 2004 vs. 2003

Average assets under management for the first six months of 2004 were $143.5 billion, a 3.2% increase from the $139.0 billion for the same period last year. As a result, revenue increased from $476.7 million to $485.1 million. Operating expenses in the first six months of 2004 increased $88.5 million, from $336.3 million to $424.8 million. On an adjusted basis (see pages 7 through 9), operating expenses decreased $19.9 million from the comparable period in 2003, driven by declines in employee compensation, restricted stock compensation and depreciation.

Printing and Fulfillment Financial Results — Second Quarter 2004

The printing and fulfillment business realized an operating loss of $3.6 million and a net loss of $2.2 million during the second quarter 2004. Compared with the first quarter 2004 results, the loss reflects a slight decline in operating margins as a result of increased operational and administrative expenses.

Stock Repurchase Authorization

A special committee of the company’s board of directors agreed this week to a new authorization of up to $500.0 million to repurchase shares of Janus common stock through December 31, 2006. This new authorization replaces Janus’ existing repurchase authorization, which expires July 25, 2004.

Second Quarter 2004 Earnings Call

Janus Capital Group will discuss its results during a conference call Thursday, July 22 at 11 a.m. Eastern Daylight Time. The call-in number will be 877-301-7574. (Anyone outside the U.S. or Canada should call 706-643-3623.) The slides used during the presentation will be available in the investor relations section of the Janus Capital Group Web site (www.janus.com) approximately 30 minutes prior to the call. For those unable to join the conference call at the scheduled time, an audio replay will be available on www.janus.com.

About Janus Capital Group Inc.

Based in Denver, Colorado, Janus Capital Group Inc. is a leading asset manager offering individual investors and institutional clients complementary asset management disciplines through the firm’s global distribution network. Janus Capital Group consists of Janus Capital Management LLC, Enhanced Investment Technologies, LLC (INTECH), Bay Isle Financial LLC and Capital Group Partners. In addition, Janus Capital Group owns 30% of Perkins, Wolf, McDonnell and Company, LLC.

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Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money.

Past performance is no guarantee of future results.

This press release includes statements concerning potential future events involving Janus Capital Group Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus’ Annual Report on Form 10-K for the year ended December 31, 2003, on file with the Securities and Exchange Commission (Commission file no. 001-15253). Many of these factors are beyond the control of the Company and its management. Any forward-looking statements contained in this release are as of the date on which such statements were made. The Company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results express or implied therein will not be realized.

For each fund with at least a three-year history, Morningstar calculates a Morningstar Rating™ based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) Janus Global Opportunities Fund was rated against the following numbers of U.S.-domiciled world stock funds over the following time period: 273 funds in the last three years. With respect to these world stock funds, Janus Global Opportunities received a Morningstar Rating™ of 5 stars for the three-year period as of June 30, 2004.

JANUS CAPITAL GROUP INC.
Non-GAAP Reconciliations
(dollars in millions, except per share data)

Janus management analyzes historical results after adjusting for certain items that are not ongoing or are non-operational in nature. The company believes that excluding these items is useful to management and investors because it provides a more comparable basis for evaluating Janus’ operating results and financial performance over time. Internally, these adjusted results are used to evaluate the performance of the company.

	Three Months Ended June 30, 2004
				Investment
	Investment	Non-GAAP		Management	Printing and	Adjusted
	Management	Adjustments		Adjusted	Fulfillment	Total
Revenues	$235.2	$—		$235.2	$23.6	$258.8
Operating expenses
Employee compensation and benefits	70.7	(18.2)	[1]	52.5	1.8	54.3
Restricted stock compensation	18.8	(3.4)	[1]	15.4	—	15.4
Marketing and fulfillment	8.8	—		8.8	—	8.8
Distribution	31.6	—		31.6	—	31.6
Depreciation and amortization	12.3	—		12.3	2.1	14.4
General, administrative and occupancy	35.2	—		35.2	1.0	36.2
Cost of printing and fulfillment	—	—		—	22.3	22.3
Provision for mutual fund investigation	6.0	(6.0)	[5]	—	—	—

Total	183.4	(27.6)		155.8	27.2	183.0

Operating Income (Loss)	51.8	27.6		79.4	(3.6)	75.8
Operating Margin	22.0%			33.8%	-15.3%	29.3%
Other expenses (income)	(162.8)	172.5	[2,3]	9.7	(0.4)	9.3
Income tax provision (benefit)	82.2	(55.2)		27.0	(1.0)	26.0

Net Income (Loss)	$132.4	$(89.7)		$42.7	$(2.2)	$40.5

Diluted Earnings (Loss) per Share	$0.57	$(0.39)		$0.18	$(0.01)	$0.17
Average Assets Under Management (Billions)	$138.6

	Three Months Ended March 31, 2004
				Investment
	Investment	Non-GAAP		Management	Printing and	Adjusted
	Management	Adjustments		Adjusted	Fulfillment	Total
Revenues	$249.9	$—		$249.9	$24.5	$274.4
Operating expenses
Employee compensation and benefits	60.5	(4.0)	[1]	56.5	1.5	58.0
Restricted stock compensation	21.5	(3.6)	[1]	17.9	—	17.9
Marketing and fulfillment	4.1	—		4.1	—	4.1
Distribution	34.8	—		34.8	—	34.8
Depreciation and amortization	14.0	—		14.0	1.8	15.8
General, administrative and occupancy	33.3	—		33.3	0.8	34.1
Cost of printing and fulfillment	—	—		—	22.8	22.8
Restructuring and impairments	14.2	(14.2)	[4]	—	—	—
Provision for mutual fund investigation	59.0	(59.0)	[5]	—	—	—

Total	241.4	(80.8)		160.6	26.9	187.5

Operating Income (Loss)	8.5	80.8		89.3	(2.4)	86.9
Operating Margin	3.4%			35.7%	-9.8%	31.7%
Other expenses (income)	12.3	—		12.3	—	12.3
Income tax provision (benefit)	14.1	17.2		31.3	(1.0)	30.3

	26.4	17.2		43.6	(1.0)	42.6

Net Income (Loss)	$(17.9)	$63.6		$45.7	$(1.4)	$44.3

Diluted Earnings (Loss) per Share	$(0.08)	$0.27		$0.19	$—	$0.19
Average Assets Under Management (Billions)	$148.4

See notes to non-GAAP adjustments on page 9.

JANUS CAPITAL GROUP INC.
Non-GAAP Reconciliations (continued)
(dollars in millions, except per share data)

	Three Months Ended June 30, 2003
				Investment
	Investment	Non-GAAP		Management		Adjusted
	Management	Adjustments		Adjusted	DST	Total
Revenues	$245.5	$—		$245.5	$—	$245.5
Operating expenses
Employee compensation and benefits	59.7	—		59.7	—	59.7
Restricted stock compensation	20.5	—		20.5	—	20.5
Marketing and fulfillment	6.5	—		6.5	—	6.5
Distribution	36.1			36.1	—	36.1
Depreciation and amortization	16.8	—		16.8	—	16.8
General, administrative and occupancy	29.0	—		29.0	—	29.0

Total	168.6	—		168.6	—	168.6

Operating Income	76.9	—		76.9	—	76.9
Operating Margin	31.3%			31.3%		31.3%
Other expenses (income)	16.6	(3.0)	[6]	13.6	(18.1)	(4.5)
Income tax provision (benefit)	24.0	—		24.0	6.9	30.9

Net Income	$36.3	$3.0		$39.3	$11.2	$50.5

Diluted Earnings per Share	$0.16	$0.01		$0.17	$0.05	$0.22
Average Assets Under Management (Billions)	$143.1

	Six Months Ended June 30, 2004
				Investment
	Investment	Non-GAAP		Management	Printing and	Adjusted
	Management	Adjustments		(Adjusted)	Fulfillment	Total
Revenues	$485.1	$—		$485.1	$48.1	$533.2
Operating expenses
Employee compensation and benefits	131.2	(22.2)	[1]	109.0	3.3	112.3
Restricted stock compensation	40.3	(7.0)	[1]	33.3	—	33.3
Marketing and fulfillment	12.9	—		12.9	—	12.9
Distribution	66.4	—		66.4	—	66.4
Depreciation and amortization	26.3	—		26.3	3.9	30.2
General, administrative and occupancy	68.5	—		68.5	1.8	70.3
Cost of printing and fulfillment	—	—		—	45.1	45.1
Restructuring and impairments	14.2	(14.2)	[4]	—	—	—
Provision for mutual fund investigation	65.0	(65.0)	[5]	—	—	—

Total	424.8	(108.4)		316.4	54.1	370.5

Operating Income (Loss)	60.3	108.4		168.7	(6.0)	162.7
Operating Margin	12.4%			34.8%	-12.5%	30.5%
Other expenses (income)	(150.5)	172.5	[2,3]	22.0	(0.4)	21.6
Income tax provision (benefit)	96.3	(38.0)		58.3	(2.0)	56.3

	(54.2)	134.5		80.3	(2.4)	77.9

Net Income (Loss)	$114.5	$(26.1)		$88.4	$(3.6)	$84.8

Diluted Earnings (Loss) per Share	$0.50	$(0.12)		$0.38	$(0.02)	$0.36
Average Assets Under Management (Billions)	$143.5

See notes to non-GAAP adjustments on page 9.

JANUS CAPITAL GROUP INC.
Non-GAAP Reconciliations (continued)
(dollars in millions, except per share data)

	Six Months Ended June 30, 2003
			Investment
	Investment	Non-GAAP	Management		Adjusted
	Management	Adjustments	(Adjusted)	DST	Total
Revenues	$476.7	$—	$476.7	$—	$476.7
Operating expenses
Employee compensation and benefits	117.6	—	117.6	—	117.6
Restricted stock compensation	42.0	—	42.0	—	42.0
Marketing and fulfillment	12.0	—	12.0	—	12.0
Distribution	71.5	—	71.5	—	71.5
Depreciation and amortization	34.8	—	34.8	—	34.8
General, administrative and occupancy	58.4	—	58.4	—	58.4

Total	336.3	—	336.3	—	336.3

Operating Income	140.4	—	140.4	—	140.4
Operating Margin	29.5%		29.5%		29.5%
Other expenses (income)	31.1	(3.6)[6]	27.5	(35.2)	(7.7)
Income tax provision	45.0	—	45.0	13.4	58.4

Net Income	$64.3	$3.6	$67.9	$21.8	$89.7

Diluted Earnings per Share	$0.29	$0.01	$0.30	$0.09	$0.39
Average Assets Under Management (Billions)	$139.0

Footnotes to adjustments:

(1)	Charges related to severance payments and the acceleration of restricted stock as a result of the former Janus CEO and other employee departures.

(2)	As a result of the debt extinguishment, Janus incurred a second quarter non-operating charge of $55.5 million, primarily related to the premium paid to exchange the old notes for new notes given declines in interest rates.

(3)	On June 16, 2004 Janus sold its remaining 7.4 million shares of DST common stock to an unrelated third party. The sale resulted in a pretax gain of $228.0 million.

(4)	In the first quarter 2004, a write-down of intangible assets totaling $14.2 million was recorded associated with the termination notices received in the first quarter 2004 from certain subadvised accounts.

(5)	Charges related to the mutual fund investigation, including civil penalties, restoration, legal and other administrative costs.

(6)	Operating loss of Nelson Money Managers Plc, a UK-based investment management company sold in the third quarter 2003.

JANUS CAPITAL GROUP INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(dollars in millions, except per share data)

	Three Months Ended			Year to Date
	June 30,	March 31,	June 30,	June 30,	June 30,
	2004	2004	2003	2004	2003
Revenues:
Investment management fees	$187.9	$199.2	$194.0	$387.1	$375.1
Shareowner servicing fees and other	47.3	50.7	51.5	98.0	101.6
Printing and fulfillment	23.6	24.5	—	48.1	—

Total	258.8	274.4	245.5	533.2	476.7

Operating expenses:
Employee compensation and benefits	72.5	62.0	59.7	134.5	117.6
Restricted stock compensation	18.8	21.5	20.5	40.3	42.0
Marketing and fulfillment	8.8	4.1	6.5	12.9	12.0
Distribution	31.6	34.8	36.1	66.4	71.5
Depreciation and amortization	14.4	15.8	16.8	30.2	34.8
General, administrative and occupancy	36.2	34.1	29.0	70.3	58.4
Cost of printing and fulfillment	22.3	22.8	—	45.1	—
Restructuring and impairments	—	14.2	—	14.2	—
Provision for mutual fund investigation	6.0	59.0	—	65.0	—

Total	210.6	268.3	168.6	478.9	336.3

Operating Income	48.2	6.1	76.9	54.3	140.4
Equity in earnings of unconsolidated affiliates	1.6	1.1	18.7	2.7	35.8
Gain on disposition of DST common shares	228.0	—	—	228.0	—
Interest expense	(11.6)	(14.8)	(14.6)	(26.4)	(30.7)
Loss on early extinguishment of debt	(55.5)	—	—	(55.5)	—
Other, net	2.9	3.2	1.2	6.1	4.2

Income (loss) before taxes and minority interest	213.6	(4.4)	82.2	209.2	149.7
Income tax provision	81.2	13.1	30.9	94.3	58.4
Minority interest in consolidated earnings	2.2	1.8	0.8	4.0	1.6

Income (loss) from continuing operations	130.2	(19.3)	50.5	110.9	89.7

Loss from discontinued operations — Nelson	—	—	(3.0)	—	(3.6)

Net income (loss)	$130.2	$(19.3)	$47.5	$110.9	$86.1

Basic earnings (loss) per share
Weighted average common shares outstanding (in millions)	232.2	230.4	228.9	231.3	226.4
Income (loss) from continuing operations	$0.56	$(0.08)	$0.22	$0.48	$0.39
Loss from discontinuing operations	—	—	(0.01)	—	(0.01)

Net income (loss)	$0.56	$(0.08)	$0.21	$0.48	$0.38

Diluted earnings (loss) per share
Weighted average diluted common shares outstanding (in millions)	234.0	232.4	230.7	233.1	228.0
Income (loss) from continuing operations	$0.56	$(0.08)	$0.22	$0.48	$0.39
Loss from discontinuing operations	—	—	(0.01)	—	(0.01)

Net income (loss)	$0.56	$(0.08)	$0.21	$0.48	$0.38

JANUS CAPITAL GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions)

	June 30,	December 31,
	2004	2003
Assets
Cash and cash equivalents	$1,100.6	$1,222.8
Other current assets	279.2	243.4
Investments and other assets	85.7	386.2
Property and equipment, net	66.6	58.7
Intangibles and goodwill, net	2,415.0	2,421.1

Total Assets	$3,947.1	$4,332.2

Liabilities and Stockholders’ Equity
Debt	$378.2	$852.6
Other liabilities	403.6	254.1
Deferred income taxes	490.1	564.3
Stockholders’ equity	2,675.2	2,661.2

Total Liabilities and Stockholders’ Equity	$3,947.1	$4,332.2

UNAUDITED CONDENSED CONSOLIDATED
CASH FLOW INFORMATION
(dollars in millions)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2004	2004	2003	2004	2003
Cash provided by (used in)
Operating activities	$45.0	$78.3	$19.3	$123.3	$58.6
Investing activities	315.4	(20.7)	(94.2)	294.7	(140.8)
Financing activities	(538.3)	(1.9)	(6.3)	(540.2)	(16.4)

Net change during period	$(177.9)	$55.7	$(81.2)	$(122.2)	$(98.6)

ASSETS UNDER MANAGEMENT BY MANAGER
(dollars in billions)

	June 30,		March 31,		June 30,
	2004	%	2004	%	2003	%
Janus Capital Management LLC	$108.4	80.1%	$120.4	83.1%	$132.7	88.6%
Bay Isle Financial LLC	1.2	0.9%	1.2	0.8%	1.1	0.7%
Enhanced Investment Technologies, LLC	17.5	12.9%	15.5	10.7%	10.5	7.0%
Perkins, Wolf, McDonnell and Company	8.3	6.1%	7.9	5.4%	5.5	3.7%

Total assets	$135.4	100.0%	$145.0	100.0%	$149.8	100.0%

JANUS CAPITAL GROUP INC.
ASSET FLOWS BY INVESTMENT DISCIPLINE
(dollars in billions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Growth Equity
Beginning of period assets	$80.8	$75.6	$84.9	$81.5
Sales	1.9	7.1	4.5	12.4
Redemptions	(8.9)	(9.3)	(17.8)	(17.4)

Net sales (redemptions)	(7.0)	(2.2)	(13.3)	(5.0)
Market appreciation (depreciation)	—	11.3	2.2	8.2

End of period assets	$73.8	$84.7	$73.8	$84.7

Mathematical / Quantitative
Beginning of period assets	$15.5	$8.1	$14.3	$7.3
Sales	2.0	1.4	3.3	2.3
Redemptions	(0.6)	(0.1)	(1.4)	(0.2)

Net sales (redemptions)	1.4	1.3	1.9	2.1
Market appreciation (depreciation)	0.6	1.1	1.3	1.1

End of period assets	$17.5	$10.5	$17.5	$10.5

Fixed Income
Beginning of period assets	$6.7	$7.8	$7.3	$6.8
Sales	0.3	1.8	0.9	3.4
Redemptions	(0.8)	(1.0)	(1.8)	(1.8)

Net sales (redemptions)	(0.5)	0.8	(0.9)	1.6
Market appreciation (depreciation)	(0.2)	0.3	(0.4)	0.5

End of period assets	$6.0	$8.9	$6.0	$8.9

Core / Blend
Beginning of period assets	$19.9	$18.3	$20.8	$18.9
Sales	0.6	1.4	1.3	2.4
Redemptions	(2.7)	(1.0)	(4.9)	(2.3)

Net sales (redemptions)	(2.1)	0.4	(3.6)	0.1
Market appreciation (depreciation)	(0.1)	1.9	0.5	1.6

End of period assets	$17.7	$20.6	$17.7	$20.6

Value
Beginning of period assets	$9.1	$6.0	$8.4	$6.4
Sales	0.8	0.5	1.8	1.0
Redemptions	(0.6)	(0.6)	(1.6)	(1.1)

Net sales (redemptions)	0.2	(0.1)	0.2	(0.1)
Market appreciation (depreciation)	—	0.9	0.7	0.5

End of period assets	$9.3	$6.8	$9.3	$6.8

Money Market
Beginning of period assets	$13.0	$16.9	$15.8	$17.5
Sales	21.5	39.8	47.7	110.0
Redemptions	(23.4)	(38.4)	(52.4)	(109.2)

Net sales (redemptions)	(1.9)	1.4	(4.7)	0.8
Market appreciation	—	—	—	—

End of period assets	$11.1	$18.3	$11.1	$18.3

Complex-Wide
Beginning of period assets	$145.0	$132.7	$151.5	$138.4
Sales	27.1	52.0	59.5	131.5
Redemptions	(37.0)	(50.4)	(79.9)	(132.0)

Net sales (redemptions)	(9.9)	1.6	(20.4)	(0.5)
Market appreciation (depreciation)	0.3	15.5	4.3	11.9

End of period assets	$135.4	$149.8	$135.4	$149.8

Exhibit 1
Janus Investment Funds

*Lipper Rankings Based
on Total Returns as of 6/30/04
		1-Year	3-Year	5-Year	10-Year
		Rank /	Rank /	Rank /	Rank /
	Lipper Category	Total Funds	Total Funds	Total Funds	Total Funds
Growth Funds
Janus Enterprise Fund	Mid-Cap Growth Funds	92 / 494	256 / 396	232 / 259	55 / 94
Janus Fund	Large-Cap Growth Funds	62 / 612	340 / 507	206 / 355	42 / 111
Janus Mercury Fund	Large-Cap Growth Funds	107 / 612	346 / 507	184 / 355	2 / 111
Janus Olympus Fund	Large-Cap Growth Funds	61 / 612	204 / 507	122 / 355	—
Janus Orion Fund	Multi-Cap Growth Funds	43 / 434	22 / 342	—	—
Janus Twenty Fund*	Large-Cap Growth Funds	38 / 612	119 / 507	249 / 355	3 / 111
Janus Venture Fund*	Small-Cap Growth Funds	46 / 520	110 / 422	178 / 283	33 / 77
Core Funds
Janus Balanced Fund	Balanced Funds	401 / 527	156 / 435	130 / 363	12 / 136
Janus Core Equity Fund	Large-Cap Core Funds	103 / 979	102 / 803	58 / 603	—
Janus Growth and Income Fund	Large-Cap Core Funds	403 / 979	377 / 803	84 / 603	6 / 211
Janus Risk-Managed Stock Fund	Multi-Cap Core Funds	67 / 618	—	—	—
Janus Special Equity Fund	Multi-Cap Core Funds	14 / 618	90 / 475	—	—
Income Funds
Janus Federal Tax-Exempt Fund	General Muni Debt Funds	294 / 295	147 / 267	184 / 231	87 / 124
Janus Flexible Income Fund	Intermediate Inv Grade Debt Funds	194 / 442	39 / 343	160 / 255	10 / 114
Janus High-Yield Fund	High Current Yield Funds	340 / 417	193 / 340	46 / 269	—
Janus Short-Term Bond Fund	Short Investment Grade Debt Funds	11 / 170	53 / 119	36 / 97	18 / 49
International/Global Funds
Janus Global Life Sciences Fund	Health/Biotechnology Funds	29 / 194	77 / 150	29 / 56	—
Janus Global Opportunities Fund	Global Funds	1 / 320	11 / 259	—	—
Janus Global Technology Fund	Science & Technology Funds	174 / 313	150 / 272	50 / 102	—
Janus Overseas Fund	International Funds	477 / 844	582 / 690	159 / 509	7 / 140
Janus Worldwide Fund(1)	Global Funds	311 / 320	254 / 259	146 / 182	19 / 50
Value Funds
Janus Mid Cap Value Fund - Inv(2)	MidCap Value Funds	52 / 197	34 / 134	7 / 91	—
Janus Small Cap Value Fund - Inv.*(2,3)	SmallCap Value Funds	150 / 225	136 / 160	57 / 124	—

	Percent of Retail Funds per Lipper Quartile Based on Total Returns
	1-Year	3-Year	5-Year	10-Year
1st Quartile	56.6%	27.3%	21.0%	50.0%
2nd Quartile	13.0	27.3	31.6	33.3
3rd Quartile	13.0	31.8	31.6	16.7
4th Quartile	17.4	13.6	15.8	0.0

Past performance is no guarantee of future results.

Janus Retail Mutual Funds includes 23 Janus Investment Funds. Excludes Janus Adviser Series and Janus Aspen Series, Janus World Funds Plc, Sub-advised, Money Market Funds, International Equity Fund and Focused Value Fund.

Lipper Inc. — A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested.

1. Effective July 1, 2004, Jason Yee has been appointed portfolio manager of the Janus Worldwide portfolios, replacing Laurence Chang.

2. Rating is for the investor share class only; other classes may have different performance characteristics.

3. On 2/27/04, Todd Perkins joined Bob Perkins and Tom Perkins as a co-portfolio manager of Janus Small Cap Value Fund.

*Closed to new investors.

Exhibit 2

	Average Annual Total Returns[1](%)
	Ending June 30, 2004
	One	Three	Five	Ten	Since
Janus Retail Funds	Year	Years	Years	Years	Inception
Growth & Core (Inception Date)
Janus Fund (2/70)	20.34	(6.30)	(5.44)	9.37	14.26
Janus Twenty Fund[2] (4/85)	22.04	(2.89)	(6.96)	12.79	13.32
Janus Olympus Fund (12/95)	20.35	(4.46)	(3.88)	—	11.51
Janus Orion Fund[3,11] (6/00)	28.83	4.25	—	—	(10.21)
Janus Mercury Fund (5/93)	19.09	(6.42)	(5.01)	12.84	13.13
Janus Enterprise Fund (9/92)	27.23	(4.32)	(5.36)	9.25	10.88
Janus Venture Fund[2,3,5] (4/85)	35.30	2.68	1.50	11.27	13.63
Janus Growth and Income Fund (5/91)	17.04	(2.54)	(0.37)	13.83	13.49
Janus Special Equity Fund[11] (2/00)	30.15	3.16	—	—	3.26
Janus Core Equity Fund (6/96)	19.60	(0.18)	0.17	—	12.35
Janus Balanced Fund (9/92)	9.48	2.32	2.41	11.43	11.54
International & Global (Inception Date)
Janus Worldwide Fund[4,11,18] (5/91)	12.65	(7.38)	(3.66)	8.74	11.00
Janus Overseas Fund[4,11] (5/94)	27.36	(2.02)	1.63	10.27	9.88
Janus Global Technology Fund[4,11] (12/98)	23.44	(10.38)	(7.45)	—	1.26
Janus Global Life Sciences Fund[4] (12/98)	25.51	(1.00)	8.25	—	10.53
Janus Global Opportunities Fund[4,5,17] (6/01)	40.23	10.78	—	—	10.77
Janus International Equity Fund[11,14,15,16,19](7/90)	27.69	3.98	(0.19)	4.92	5.59
Value (Inception Date)
Janus Focused Value Fund[14,15,20] (3/90)	20.69	7.76	8.24	14.46	13.31
Janus Mid Cap Value Fund — Investor Shares[12] (8/98)	32.98	10.71	15.65	—	19.15
Janus Mid Cap Value Fund — Institutional Shares[2,12] (8/98)	33.28	10.91	15.78	—	19.26
Janus Small Cap Value Fund — Investor Shares[2,13] (10/87)	30.37	8.33	13.07	16.75	14.91
Janus Small Cap Value Fund — Institutional Shares[2,13] (10/87)	30.73	8.65	13.38	17.02	15.07
Risk-Managed (Inception Date)
Janus Risk-Managed Stock Fund[4] (2/03)	25.11	—	—	—	29.71
Fixed-Income (Inception Date)
Janus Flexible Income Fund[6,9,10] (7/87)	0.16	6.72	5.83	7.49	7.99
Janus High-Yield Fund[4,6,9,10] (12/95)	7.57	7.36	5.72	—	8.28
Janus Short-Term Bond Fund[6,7,9] (9/92)	1.81	3.61	4.99	5.38	5.06
Janus Federal Tax-Exempt Fund[6,7,8,9] (5/93)	(1.91)	4.26	4.04	5.10	4.66
Money Market (Inception Date)
Janus Money Market Fund[21] (2/95)	0.59	1.25	2.93	—	3.97
Money Market Fund Current 7-Day Yield and 7-Day Yield without waivers as of June 30, 2004 were 0.71% and 0.55%, respectively.
Janus Government Money Market Fund[21] (2/95)	0.52	1.19	2.86	—	3.88
Janus Government Money Market Fund Current 7-Day Yield and 7-Day Yield without waivers as of June 30, 2004 were 0.62% and 0.52%, respectively.

Data presented reflects past performance, which is no guarantee of future results. Investment results and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Due to market volatility, current performance may be higher or lower than the performance shown. Call 1-800-525-1068 or visit janus.com for current month end performance.

An investment in the Money Market Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund. The yield more closely reflects the current earnings of the Money Market Fund than the total return.

Total return includes reinvestment of dividends and capital gains.

A fund’s performance may be affected by risks that include those associated with non-diversification, investments in foreign securities, non-investment grade debt securities, undervalued companies, or companies with a relatively small market capitalization. Please see a Janus prospectus for more detailed information.

Due to recent market volatility, certain funds may have an increased position in cash for temporary defensive purposes.

All performance figures shown in this report are net of management fees.

1All figures unaudited.

2Closed to new investors.

3This Fund has been significantly impacted, either positively or negatively, by investing in initial public offerings (IPOs).

4A 2% redemption fee may be imposed on shares held for 3 months or less.

5Returns have sustained significant gains and losses due to market volatility in the consumer discretionary sector.

6Bond funds have the same interest rate, inflation, and credit risks that are associated with the underlying bonds owned by the fund. Unlike owning individual bonds, there are ongoing fees and expenses associated with owning shares of bonds funds. The return of principal is not guaranteed due to net asset value fluctuation that is caused by changes in the price of specific bonds held in the fund and selling of bonds within the fund by the portfolio manager.

7Adviser has agreed to waive a portion of the Fund’s expenses. Without such waivers, Janus Federal Tax-Exempt Fund and Janus Short-Term Bond Fund’s yields would have been 2.62% and 1.93%, respectively and total returns would have been lower.

8Income may be subject to state or local taxes and to a limited extent certain federal tax. Capital gains are subject to federal, state and local taxes.

9As of June 30, 2004, 30-day SEC Yield was 2.94% on Janus Federal Tax-Exempt Fund, 4.03% on Janus Flexible Income Fund, 6.72% on Janus High-Yield Fund and 2.30% on Janus Short-Term Bond Fund.

10Adviser has agreed to waive a portion of the Fund’s expenses if they exceed the designated cap. If during the periods shown, the Fund’s actual expenses exceeded the cap, its total return would have been lower. There were no waivers in effect for the most recent period presented.

11This Fund may have significant exposure to emerging markets which may lead to greater price volatility.

12Returns shown for Janus Mid Cap Value Fund prior to 4/21/03 are those of Berger Mid Cap Value Fund.

13Returns shown for Janus Small Cap Value Fund prior to 4/21/03 are those of Berger Small Cap Value Fund.

14Returns shown for Focused Value Fund and International Equity Fund for periods prior to 10/13/03 are derived from the historical performance of Class A Shares of Vontobel US Value Fund and Vontobel International Equity Fund, respectively. Returns are restated to reflect the higher expected fees and expenses of Focused Value Fund and International Equity Fund. Janus Capital has contractually agreed to waive each Fund’s total operating expenses to the levels indicated in the prospectus until at least September 30, 2005.

15Vontobel Asset Management, Inc. is the subadviser to the Focused Value and International Equity Funds.

16Since inception returns reflect Vontobel International Equity Fund’s performance from 7/6/90, when Vontobel Asset Management, Inc. became the Fund’s investment adviser. Previous periods during which the Fund was advised by other investment advisers are not shown.

17Returns have sustained significant gains and losses due to market volatility in the industrials sector.

18Effective July 1, 2004, Jason Yee has been appointed Portfolio Manager of Janus Worldwide Fund and Laurence Chang will no longer be the Portfolio Manager.

19Effective 5/1/04, this fund’s redemption fee, that may be imposed on shares held for 3 months or less, changed from 1% to 2% on shares purchased on or after that date.

20Effective July 6, 2004, Janus US Value Fund changed its name to Janus Focused Value Fund and eliminated its policy to invest, under normal circumstances, at least 80% of its net assets in securities of U.S. companies and will instead adopt a policy to invest, under normal circumstances, at least 65% of its net assets in securities of U.S. companies, as defined in the prospectus.

21Adviser has agreed to waive a portion of the fund’s expenses. Without such waivers total return would have been lower.

Funds distributed by Janus Distributors LLC (7/04)